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                                                                     EXHIBIT 3.2

            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           XCEL PHARMACEUTICALS, INC.

     Xcel Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The corporation was originally incorporated as "MJBC CORP." pursuant to an original Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on January 24, 2001. On March 21, 2001, the corporation filed with the Secretary of State of Delaware a Certificate of Amendment to its Certificate of Incorporation. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 29, 2001, changing the name of the corporation to "Xcel Pharmaceuticals, Inc."

     B. This Amended and Restated Certificate of Incorporation (i) has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the board of directors and stockholders of the corporation and (ii) restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     C. The text of the Certificate of Incorporation as heretofore amended is hereby amended and restated in its entirety, effective as of the effective date of this filing, to read as follows:

                                   ARTICLE I

     The name of the corporation is Xcel Pharmaceuticals, Inc.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended.

                                   ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of capital
   ----------------
stock that the corporation shall have authority to issue is one hundred five million (105,000,000), of which one hundred million (100,000,000)shares with par value of one hundredth of one cent ($.0001)

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each shall be Common Stock (the "Common Stock") and five million (5,000,000)
shares with a par value of one hundredth of one cent ($.0001) each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Amended and Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

     B. Preferred Stock. The Preferred Stock may be issued in any number of
        ---------------
series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series of Preferred Stock, at any time including after the issuance of shares of that series and, at any time prior to the issuance of shares of that series, to amend by resolution the voting powers, designation, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Preferred Stock.

     C. Common Stock.
        ------------

     1. Relative Rights of Preferred Stock and Common Stock. All preferences,
        ---------------------------------------------------
voting powers, relative, participating, optional or other special rights and privileges, and all qualifications, limitations, or restrictions, of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

     2. Voting Rights. Except as otherwise required by law or this Amended and
        -------------
Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

     3. Dividends. Subject to the preferential rights of the Preferred Stock,
        ---------
the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

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     4. Dissolution, Liquidation or Winding Up. In the event of any dissolution,
        --------------------------------------
liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                                   ARTICLE V

     The corporation is to have perpetual existence.

                                   ARTICLE VI

     A. Number of Directors. The authorized number of directors of the
        -------------------
corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of such Board, within any limits prescribed in the bylaws of the corporation.

     B. Classes of Directors. The Board of Directors, other than those directors
        --------------------
elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2003, the initial term of office of directors of Class II shall expire at the annual meeting of stockholders in 2004 and the initial term of office of directors of Class III shall expire at the annual meeting of stockholders in 2005. At each annual meeting of stockholders a number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. Each director shall serve until his or her successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

     At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of

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which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

     C. Vacancies. Except as otherwise provided for or fixed pursuant to the
        ---------
provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or another cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of this Amended and Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     D. Elections. Elections of directors need not be by written ballot unless
        ---------
the bylaws of the corporation shall so provide.

     E. Changes. The Board of Directors of this corporation, by amendment to the
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corporation's bylaws or as otherwise permitted in the corporation's bylaws, is expressly authorized to change the number of directors in any or all of the classes of directors without consent of the stockholders.


                                  ARTICLE VII

     A. Power of Stockholders to Act by Written Consent. No action required or
        -----------------------------------------------
permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     B. Special Meetings of Stockholders. Special meetings of the stockholders
        --------------------------------
of the corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

     C. Any of the provisions of Sections A. or B. of this Article VII may be waived in any particular instance by the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such waiver is presented to the Board of Directors).

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                                  ARTICLE VIII

     A. Limitation on Liability. A director of the corporation shall not be
        -----------------------
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability which by express provision of the General Corporation Law of Delaware as in effect from time to time, cannot be eliminated.

     If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

     B. Indemnification. Each person who is or is made a party or is threatened
        ---------------
to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the
                              --------  -------
second paragraph of this section, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware
                                  --------  -------
General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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     If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation
Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     C. Insurance. The corporation may maintain insurance, at its expense, to
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protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     D. Repeal and Modification. Any repeal or modification of the foregoing
        -----------------------
provisions of this Article VIII shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     E. Other Indemnification. To the fullest extent permitted by applicable
        ---------------------
law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others.

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                                   ARTICLE IX

     The Board of Directors is expressly empowered to adopt, amend or repeal the by-laws of the corporation; provided, however, that any adoption, amendment or
                            --------  -------
repeal of the by-laws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the by-laws of the corporation; provided, however, that in addition to any vote of the holders
                 --------  -------
of any class or series of stock of the corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the by-laws of the corporation.

                                   ARTICLE X

     Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal any provisions of this Article X, or any provision of Articles VI, VII, VIII and IX.

     IN WITNESS WHEREOF, Xcel Pharmaceuticals has caused this certificate to be signed by the undersigned officers, thereunto duly authorized, this ____ day of _______, 2002.


                                 XCEL PHARMACEUTICALS, INC.


                                 By:
                                    --------------------------------------------
                                    Michael T. Borer
                                    Chief Executive Officer


                                 By:
                                    --------------------------------------------
                                    John R. Cook
                                    Secretary


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